EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Asante Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-73454 and 333-56432) of Asante Technologies, Inc. of our report dated November 2, 2001, except for note 9, as to which the date is December 1, 2001, relating to the financial statements and financial statement schedules, which appear in this Form 10K.


PricewaterhouseCoopers LLP

San Jose, California
December 21, 2001